UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2008

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8303 N. MoPac Expressway, Suite A-300, Austin, Texas		78759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 7, 2008, Borland issued a press release announcing its financial results for the quarter ended June 30, 2008.

The press release relating to the announcement of Borland’s financial results for the quarter ended June 30, 2008 is furnished herewith as Exhibit 99.1.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Borland made reference to non-GAAP financial information in the press release and the conference call referenced in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures, including information about forward-looking non-GAAP financial measures, is contained in the attached press release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2008, the Company announced that Rich Novak would replace David Packer as the new Senior Vice President of Worldwide Field Operations. The announcement is included in the press release attached hereto as Exhibit 99.1.

Mr. Packer’s resignation is expected to be effective on August 15, 2008 and the Company anticipates entering into a separation agreement and release of claims on his resignation date.

In connection with the hiring of Mr. Novak, the Company and Mr. Novak entered into an employment offer letter and addendum, dated July 3, 2008 (the "Addendum" and, together with the employment offer letter, the "Employment Agreement"). Mr. Novak’s employment with the Company began on July 21, 2008 and he was appointed as the new Senior Vice President of Worldwide Field Operations on August 4, 2008.

Under the Employment Agreement, Mr. Novak will be paid an annual base salary of $300,000 and shall be eligible to receive a bonus equal to 100% of his base salary under the Company’s Incentive Compensation Plan based upon the achievement of certain corporate and individual performance targets to be established by the Company. Mr. Novak will also be entitled to participate in the Company’s benefit plans.

Pursuant to the Employment Agreement, Mr. Novak was granted an option to purchase 200,000 shares of the Company’s common stock. Such option will vest over four years, subject to Mr. Novak’s continued employment, with 25% of the shares vesting on the first anniversary of the start of his employment and 1/48 th of the shares vesting each month thereafter. In the event Mr. Novak is terminated without cause in connection with a change in control of the Company, 100% of the unvested shares subject to such option shall automatically vest. The Compensation Committee of the Board of Directors has approved the terms and conditions of the Employment Agreement and the grant of the stock option. The grant date of the stock option was July 31, 2008, which was the last business day during the month in which he was hired, and the stock option has an exercise price of $1.5157, which is equal to the fair market value of the Company’s common stock on the close of trading on July 31, 2008.

The Employment Agreement also provides for severance benefits in the event of an involuntary termination of Mr. Novak’s employment without cause, a voluntary termination of employment as a result of a constructive termination or the failure of the Company to obtain the assumption of the Addendum by any acquirer of the Company (each a "Qualifying Termination"). With respect to a Qualifying Termination that is not in connection with a change in control, the Addendum provides for (i) a severance payment equal to 50% of Mr. Novak’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Novak’s COBRA premiums for up to 12 months.

With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of the Company, the Employment Agreement provides for (i) a severance payment equal to 100% of Mr. Novak’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Novak’s COBRA premiums for up to 12 months.

Mr. Novak has agreed to be bound by the Company’s standard employee confidentiality and assignment of inventions agreement and will be required to execute a release in favor of the Company in order to receive any severance payment.

The description of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the Employment Offer Letter and Addendum attached hereto as Exhibit 10.86.

Prior to his appointment as the Senior Vice President of Worldwide Field Operations, Mr. Novak, age 53, served as the Vice President of Worldwide Sales and Services for Cape Clear Software, Inc. Mr. Novak held this position from September 2006 to February 2008, when Cape Clear was acquired by Workday, Inc. Mr. Novak served as the Vice President of North America Sales of Marimba, Inc. from June 2002 until July 2004, when Marimba was acquired by BMC Software. Following this acquisition, from July 2004 to August 2006, Mr. Novak served as the Vice President of Worldwide Product Specialization of BMC. From March 1999 to January 2001, Mr. Novak served as the Vice President & General Manager, Western Area of Net Perceptions, Inc. Prior to Net Perceptions, from 1977 to 1999, Mr. Novak held sales, sales management or marketing positions with public and private software companies. Mr. Novak holds a B.S. Degree in Business Administration, with a major in Marketing, from Southern Illinois University.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. Press release announcing Borland Software Corporation's financial results for the quarter ended March 31, 2008

Exhibit 10.86. Employment Offer Letter and Addendum between Borland Software Corporation and Rich Novak, dated July 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

August 7, 2008	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.86	Employment Offer Letter and Addendum between Borland Software Corporation and Rich Novak, dated July 3, 2008
99.1	Press release announcing Borland Software Corporation's financial results for the quarter ended March 31, 2008